UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                February 19, 2003
                                ----------------
                                 Date of Report
                        (Date of Earliest Event Reported)

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Florida                0-26028                 22-2671269
             -------                -------                 ----------

 State or Other Jurisdiction of (Commission File Number)  (I.R.S. Employer
 Incorporation or Organization)                          Identification Number)

                               6531 NW 18TH COURT
                              PLANTATION, FL 33313
               --------------------------------------------------
                    (Address of principal executive offices)


                                 (954) 581-9800
                    -----------------------------------------
                         (Registrant's telephone number)



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Item 5.  Other Events and Required FD Disclosure

On February 19, 2003, Thomas P. Salmon tendered his resignation from our Board of Directors, which was accepted. On February 25, 2003, a meeting of the Board of Directors was held, and Edward Rolquin was appointed to fill Mr. Salmon's seat on the Board.

Edward Rolquin of Naples, Florida, a consultant and retired corporate executive, has enjoyed a distinguished 48-year career in management, sales and finance with international experience in the medical industry. From 1989 to 1995, he served as a consultant for the Chinese government on various import, export and technology transfer projects. From 1984 to 1992 Mr. Rolquin was the Founder and President of JR Micrographics in Huntington, NY that specialized in medical records management. He has served in a management and consultant capacity while working with major international companies such as Anaconda Copper Mining Company in Chile and El Salvador from 1952 to 1984, Mobil Oil from 1976 to 1984, Cerro Corp., (an international mining company in Peru) from 1962 to 1978, and Esso (Standard Oil) from 1957 to 1968. Mr. Rolquin was responsible for equipping five hospitals for Anaconda, a 100-bed hospital in Chile for Cerro Corp., a 50-bed dispensary for Mobil Oil, and a hospital for Esso.


SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            IMAGING DIAGNOSTIC SYSTEMS, INC.

Dated: February 26, 2003
                                            /s/ Linda B. Grable
                                            -------------------
                                            By: Linda B. Grable
                                            Chief Executive Officer and
                                            Chairman of the Board

                                            /s/ Allan L. Schwartz
                                            ---------------------
                                            By: Allan L. Schwartz
                                            Executive Vice President
                                            Chief Financial Officer